Exhibit 10.1

INVESTOR RELATIONS AGREEMENT

THIS AGREEMENT is made as of November 15, 2011

BETWEEN

TRIDENT FINANCIAL CORP., a company incorporated pursuant to the laws of the Province of British Columbia; with an office at Suite 240 - 515 West Pender Street, Vancouver, BC. V6B 6H5

(the “Consultant”)

AND:

LEXARIA CORP. a company incorporated pursuant to the laws of the Province of British Columbia; with an office at 950-1130 West Pender Street, Vancouver, BC, V6E 4A4

(the “Company”)

(the “Parties”)

WHEREAS:

A. The Company is a reporting issuer, the securities of which are listed for trading on the Canadian National Stock Exchange (the “Exchange”);

B. The Company carries on the business of a junior oil and gas company focused on acquisition, exploration, and oil and gas production in The United States of America;

C. The Consultant carries on the business of investor relations including assisting public companies in the promotion of corporate activities;

D. The Company wishes to engage the Consultant and the Consultant has agreed to be engaged to provide communications services to the Company in accordance with the terms of this agreement (the “Agreement”);

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, it is hereby agreed as follows:

1. Engagement of the Consultant

1.1 Engagement

The Company hereby engages the Consultant to provide the services set out in Section 2.1 herein (the “Services”) to the Company, and the Consultant has agreed to provide the Services to the Company, subject to the terms and conditions described in this Agreement.

2. Services of the Consultant

2.1 General

The Consultant shall provide the following Services:

(a) meet and communicate with corporate analysts, institutional and professional investors, retail clients and stockbrokers for the purposes of encouraging or promoting investment in the Company;

(b) advise the Company with respect to its public communication materials, including the Company’s website and presentations developed for industry meetings, conferences and tradeshows;

(c) introduce the Company to and liaise on behalf of the Company with writers for and publishers of relevant subscriber based publications, including newspapers, magazines, business publications and financial publications;

(d) assist the Company with all work necessary to prepare for meetings and presentations with investors; and

(e) such other services as the Company and the Consultant may from time to time agree upon.

2.2 Independent Contractor

The Parties intend that the relationship between them created under this Agreement is that of an independent contractor only. It is agreed that the Consultant is not an employee of, partner or joint venture with the Company. The Consultant shall retain control over the manner and means by which it provides the Services, subject to the Company’s specification of the results to be achieved.

2.3 Non-Exclusivity

The Consultant shall devote such of its time and effort as may be necessary to discharge the Consultant’s duties as outlined hereunder. The parties agree that the Consultant’s engagement to provide the Services is non-exclusive. The Consultant is free to provide similar services to other individuals, firms, companies and businesses, subject to the terms and conditions of this Agreement.

2.4 Authority of the Consultant

The Company hereby authorizes the Consultant, subject to the other provisions of this Agreement, to do all acts and things as the Consultant may in its discretion deem necessary or desirable to enable the Consultant to provide the Services. Notwithstanding the foregoing, the Consultant has no authority to enter into contracts or agreements on behalf of the Company or to bind the Company in any manner whatsoever.

2.4 CNSX Documentation

The Consultant represents and represents to the Company that all documentation required to be filed by the Consultant with the Exchange in connection with its provision of the services hereunder, and specifically all Personal Information Forms or related documentation, has been so filed and is up to date as of the date of this Agreement.

3. Company’s Agreement with the Consultant

3.1 Fees

In consideration of the provision of the Services, the Company shall compensate the Consultant in the following manner:

(a) During the period from the Effective Date November 15th, 2011, pay to the Consultant a monthly fee of $6000.00 + GST/HST plus approved expenses, (for greater certainty, the initial monthly payment shall be due and payable upon Effective Date November 15th, 2011 and each subsequent monthly payment shall be due on the fifteenth day of the month for which such monthly payment is provided);

(b) Grant the Consultant incentive stock option to purchase up to 40,000 common shares of the Company vesting according to the Company’s stock option plan, with an exercise price in the context of the market and subject to approval of the Company’s new option plan, and subject to CNSX regulations;

3.2 Entire Agreement

This Agreement constitutes the entire agreement between the Parties hereto pertaining to the subject matter hereof and supersedes and replaces all prior and contemporaneous commitments, obligations, agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof.

3.3 Receipt of Consents and Approvals

The commitments, obligations and payments contained in this Agreement are contingent upon the Corporation having received the necessary consents and approvals from the Exchange in respect of the Agreement and such consents and approvals must be received prior to the commencement of the Services by the Consultant. Both Parties agree to promptly execute and deliver all such documentation and other instruments as the Exchange may require. In the event that any such consents or approvals are not received by the Corporation, this Agreement and all commitments, obligations and understandings between the Company and the Consultant are hereby terminated.

3.4 Access to Company Information

The Company shall provide the Consultant with information about the Company, such information including: financial statements, technical reports, annual information forms, news releases, material change reports, offering documents, filing statements, promotional information and other similar relevant documentation as may be reasonably necessary to complete and perform the Services (collectively referred to as the “Information”) as the Consultant and the Company shall deem appropriate.

4. Commencement and Term of Agreement

4.1 Term

The term of this Agreement (the “Term”) shall commence on November 15th, 2011 and shall end on February 15th, 2012 (the “Expiry Date”), subject to extension or earlier termination as provided herein.

4.2 Extension of Term

The Parties may at any time and from time to time extend the Term of this Agreement by agreement in writing by the parties hereto. The agreement to extend the Term shall specifically deal with:

(a) the length of time for which the Term shall be extended;

(b) any compensation that shall be paid to the Consultant during the extended Term; and

(c) any other terms and conditions of this Agreement that the Parties wish to amend.

4.3 Termination

This Agreement shall terminate automatically upon the expiry of the Term, including any extensions thereof. This Agreement may be terminated prior to the expiry of the Term:

(a) upon the occurrence of any default by the Consultant, by the Company giving written notice to the Consultant specifying the nature of such default and upon the failure of the Consultant to fully cure or remedy such default within 30 days after the date of the written notice. For the purposes of this Agreement, a default by the Consultant shall be defined as the occurrence of any one or more of the following:

(i) the Consultant fails to perform any of the Services in the manner or within the time required herein or commits a material breach of a provision of this Agreement; or

(ii) the Company, acting reasonably, determines that the Consultant is acting in a manner detrimental to the Company or has violated the obligation of the Consultant herein, to maintain the confidentiality of any information relating to the Company, or (ii) the Consultant while providing the Services violates any law, rule, regulation or any rule or policy of any stock exchange or trading facility upon which the Company’s shares may be or become listed for trading;

(b) by the Consultant, 15 days after having given notice to the Company of the failure of the Company to pay any of the amounts provided for in Sections 3.1 above, if such amounts remain unpaid at that time;

(c) upon the mutual agreement of both Parties to this Agreement; or

(d) by either party at any time upon giving the other party 30 days prior written notice.

4.4 Announcement of Agreement

The Company shall issue a press release, to be drafted by the Company announcing this Agreement.

5. Confidentiality

5.1 Confidentiality

Except as authorized or required to provide the Services, the Consultant shall not disclose or reveal to any person any of the trade secrets, secret or confidential operations, processes or dealings, or any information concerning the organization, business, finances, transactions, technical innovations or other affairs of the Company of which it becomes aware during the Term. The Consultant shall keep secret all confidential information entrusted to it and shall not use or attempt to use this information in any manner that might injure or cause loss, either directly or indirectly, to the Company’s business. This restriction shall continue to apply after the termination of this Agreement.

6. Miscellaneous

6.1 Severability

Each provision of this Agreement is intended to be severable. If any term or provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, that provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

6.2 Waiver and Consents

No consent, approval or waiver, express or implied, by any party hereto, to or of any breach or default by another party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party. The failure of a party to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of the breach or default of the other and shall not be construed to waive or limit the need for such consent or approval in any other instance.

6.3 Indemnification

Company shall indemnify Consultant from all costs, claims and lawsuits which Consultant may be required to pay or defend arising from a material misrepresentation by Company of any information relied upon by Consultant and which Consultant, without knowledge of such misrepresentation, provided to anyone.

6.4 Governing Law

This Agreement and all matters arising hereunder shall be governed by, construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws applicable therein and all disputes arising under this Agreement shall be referred to the Courts of the Province of British Columbia.

6.5 Successors

This Agreement shall ensure to the benefit of and be binding upon the Parties and their respective heirs and successors.

6.6 Assignment and Amendments

This Agreement may not be assigned by a party without the prior written consent of the other party. No amendment to this Agreement shall be valid unless it is evidenced by written agreement executed by the Parties hereto.

6.7 Notices

All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or facsimile transmission during normal business hours of the recipient or, if mailed, upon the first to occur of actual receipt or 48 hours after being placed in the mail, postage prepaid, registered or certified mail, respectively addressed to the Company or the Consultant as follows:

To the Consultant:

TRIDENT FINANCIAL CORP.
Suite 240-515 West Pender Street
Vancouver, British Columbia
Canada V6B 6H5

Attention: Rob Riley
Facsimile: 604-681-8669

To the Company:
LEXARIA CORP.
950-1130 West Pender Street
Vancouver, BC
V6E 4A4

Name: Chris Bunka
Title: Chairman and CEO

or such other address as may be specified in writing to the other party, but notice of a change of address shall be effective only upon the actual receipt.

6.8 Time of the Essence

Time is of the essence of this Agreement.

6.9 Further Assurances

From time to time after the execution of this Agreement, the Parties shall make, do, execute or cause or permit to be made, done or executed all additional lawful acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

7.0 Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute one instrument. Facsimile signatures are acceptable and binding.

IN WITNESS WHEREOF this Agreement has been duly executed by the Parties hereto effective as of the day and year first above written.

TRIDENT FINANCIAL CORP.

Per: _________________________
Name: Rob Riley
Title: President

LEXARIA CORP.

Per:_________________________
Name: Chris Bunka
Title: Chairman and CEO